                                                                 Exhibit 99.n(2)


                       [SUTHERLAND ASBILL & BRENNAN LLP]


                                 April 26, 2004


Farm Bureau Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

     Re:   Farm Bureau Life Variable Account
           (File No. 333-31444)
           ---------------------------------

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 8 to the Registration Statement on Form N-6 (File No. 333-31444) for Farm Bureau Life Variable Account. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                Sincerely,

                                SUTHERLAND ASBILL & BRENNAN LLP


                                By: /s/ Stephen E. Roth
                                    -------------------
                                        Stephen E. Roth